Exhibit 99.1
N-able Announces First Quarter 2023 Results

Raised Full-Year 2023 Constant Currency Revenue Outlook to 12% - 13% Year-Over-Year Growth

Raised Full-Year 2023 Adjusted EBITDA Outlook to $127 - $130 Million with Adjusted EBITDA Margin of ~31%

TTM Dollar-Based Net Retention Rate of 103%, or 108% on a Constant Currency Basis

BURLINGTON, Massachusetts - May 10, 2023 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service, and security solutions, today reported results for its first quarter ended March 31, 2023.

“Our results for the first quarter resonate with clear takeaways--demand for our purpose-built solutions is strong; our business model, which is both durable and differentiated, continues to deliver growth and profit; and we are executing our strategic initiatives that drive value for our customers,” said N-able president and CEO John Pagliuca. “We believe our strategy remains on target--we strive to keep ourselves and MSPs ahead of the technology curve and able to manage everything and protect and secure their customers, so they can grow and operate their businesses efficiently.”

“For the first quarter 2023 we exceeded both our revenue and adjusted EBITDA outlook, which we believe reflects the overall value of our platform, our strategy aimed at capturing the long-term secular trend of SME IT spending and managed services growth, and our disciplined cost management,” added N-able executive vice president and CFO Tim O’Brien. “Our increased full-year revenue and adjusted EBITDA outlook reflect our assessment of a healthy demand environment and our aim to operate an all-weather business model that drives continued top- and bottom-line growth.”

First quarter 2023 financial highlights:

•Total revenue of $99.8 million, representing approximately 10% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•Subscription revenue of $97.4 million, representing approximately 10% year-over-year growth, or approximately 13% year-over-year growth on a constant currency basis.
•GAAP gross margin of 83.8% and non-GAAP gross margin of 84.6%.
•GAAP net income of $3.5 million, or $0.02 per diluted share, and non-GAAP net income of $15.0 million, or $0.08 per diluted share.
•Adjusted EBITDA of $32.7 million, representing an adjusted EBITDA margin of 32.8%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the first quarter of 2023 include:

•N-able launched N-able Managed Endpoint Detection and Response (Managed EDR), a threat monitoring, hunting, and response service designed for MSPs. Managed EDR acts as an extension of MSP partners’ IT or security operations center (SOC) teams, with security analysts available 24/7/365, so MSPs can refocus time and resources on higher-value initiatives.
•N-able’s executives were recognized by CRN®, a brand of The Channel Company, for global channel leadership, including five executives as 2023 Channel Chiefs and David Weeks, VP of Partner Experience, as one of the industry’s “Most Influential.” In addition, N-able was recognized by CRN with a prestigious five-star rating in its 2023 Partner Program Guide.
•N-able conducted a global road show with SentinelOne in March to allow MSP partners to engage with N-able and SentinelOne executives on the latest developments, available partner resources, and a security roadmap session to dive into upcoming features of the N‑able portfolio of tools.
•N-able was awarded a silver Stevie® for Sales Training or Coaching Program of the Year and a bronze Stevie for Front-Line Customer Service Team of the Year in the 17th annual Stevie Awards for Sales & Customer Service.

•N-able received a “Best Global Workplace Culture” award for the second consecutive year from Comparably, a leading workplace culture and corporate brand reputation platform.

Balance Sheet

At March 31, 2023, total cash and cash equivalents were $98.1 million and total debt, net of debt issuance costs, was $336.5 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of May 10, 2023, N-able is providing its financial outlook for the second quarter of 2023 and full-year 2023. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing FX rates and current macroeconomic dynamics.

Financial Outlook for the Second Quarter of 2023

N-able management currently expects to achieve the following results for the second quarter of 2023:

•Total revenue in the range of $102.5 to $103.0 million, representing approximately 12% year-over-year growth, or approximately 14% growth on a constant currency basis.
•Adjusted EBITDA in the range of $32.0 to $32.5 million, representing approximately 31% to 32% of total revenue.

Financial Outlook for Full-Year 2023

N-able management currently expects to achieve the following results for the full-year 2023:

•Total revenue in the range of $414 to $417 million, representing 11% to 12% year-over-year growth, or 12% to 13% year-over-year growth on a constant currency basis.
•Adjusted EBITDA in the range of $127 to $130 million, representing approximately 31% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on May 10, 2023. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year 2023 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may continue to adversely affect our business, results of operations and financial condition or the impact of the COVID-19 pandemic on the global economy or on the business operations and financial conditions of our customers, their end customers and our prospective customers; (c) the impact of adverse economic conditions; (d) our ability to sell subscriptions to new managed service provider (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (e) any decline in our renewal or net retention rates; (f) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic, inflation, actions taken by central banks to counter inflation, rising interest rates, the impact of bank failures and related financial services industry uncertainty, war and political unrest, military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) any inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (h) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, or the Cyber Incident, and other security incidents may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel as a standalone public company; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s Annual Report on Form 10-K for the year ended December 31, 2022, that N-able filed with the SEC on March 14, 2023. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2023 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com	Geoffrey Mogilner Phone: 773.257.3512 geoffrey.mogilner@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$98,080	$98,847
Accounts receivable, net of allowances of $1,239 and $1,330 as of March 31, 2023 and December 31, 2022, respectively	36,003	34,798
Income tax receivable	13,641	7,814
Prepaid and other current assets	14,893	12,697
Total current assets	162,617	154,156
Property and equipment, net	37,061	37,404
Operating lease right-of-use assets	30,516	31,752
Deferred taxes	1,571	795
Goodwill	833,015	828,795
Intangible assets, net	7,999	8,873
Other assets, net	19,799	17,082
Total assets	$1,092,578	$1,078,857
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,141	$3,544
Accrued liabilities and other	32,303	35,630
Current operating lease liabilities	5,678	5,771
Income taxes payable	6,822	1,629
Current portion of deferred revenue	12,407	11,740
Current debt obligation	3,500	3,500
Total current liabilities	63,851	61,814
Long-term liabilities:
Deferred revenue, net of current portion	231	387
Non-current deferred taxes	1,983	2,783
Non-current operating lease liabilities	31,765	33,110
Long-term debt, net of current portion	333,007	333,488
Other long-term liabilities	5,546	5,204
Total liabilities	436,383	436,786
Commitments and contingencies (Note 11)
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 182,036,421 and 180,849,537 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	182	181
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	637,752	632,871
Accumulated other comprehensive loss	(2,112)	(7,815)
Retained earnings	20,373	16,834
Total stockholders' equity	656,195	642,071
Total liabilities and stockholders' equity	$1,092,578	$1,078,857

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue:
Subscription and other revenue	$99,818	$90,860
Cost of revenue:
Cost of revenue	15,753	13,281
Amortization of acquired technologies	456	982
Total cost of revenue	16,209	14,263
Gross profit	83,609	76,597
Operating expenses:
Sales and marketing	32,563	31,054
Research and development	18,810	15,385
General and administrative	17,348	17,629
Amortization of acquired intangibles	564	1,461
Total operating expenses	69,285	65,529
Operating income	14,324	11,068
Other expense:
Interest expense, net	(7,200)	(3,526)
Other income, net	988	1,059
Total other expense	(6,212)	(2,467)
Income before income taxes	8,112	8,601
Income tax expense	4,573	3,500
Net income	$3,539	$5,101
Net income per share:
Basic earnings per share	$0.02	$0.03
Diluted earnings per share	$0.02	$0.03
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share:	181,435	179,460
Shares used in computation of diluted earnings per share:	183,191	180,184

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$3,539	$5,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,667	6,338
Benefit from doubtful accounts	(91)	(17)
Stock-based compensation expense	9,850	8,169
Deferred taxes	8	480
Amortization of debt issuance costs	394	398
Operating lease right-of-use assets, net	(110)	(892)
Loss (gain) on foreign currency exchange rates	25	(825)
Loss on contingent consideration	240	—
Other non-cash expenses	31	39
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(1,393)	(1,097)
Income tax receivable	(5,816)	(972)
Prepaid expenses and other assets	(2,181)	(59)
Accounts payable	(270)	(2,043)
Due to and from affiliates	—	(394)
Accrued liabilities and other	(3,837)	(4,945)
Income taxes payable	5,297	3,363
Deferred revenue	509	673
Other long-term assets	(1,275)	(187)
Other long-term liabilities	44	—
Net cash provided by operating activities	10,631	13,130
Cash flows from investing activities
Purchases of property and equipment	(3,404)	(2,704)
Purchases of intangible assets	(2,211)	(1,141)
Net cash used in investing activities	(5,615)	(3,845)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(5,838)	(4,553)
Exercise of stock options	21	16
Proceeds from issuance of common stock under employee stock purchase plan	771	568
Repayments of borrowings from Credit Agreement	(875)	(875)
Net cash used in financing activities	(5,921)	(4,844)
Effect of exchange rate changes on cash and cash equivalents	138	(738)
Net (decrease) increase in cash and cash equivalents	(767)	3,703
Cash and cash equivalents
Beginning of period	98,847	66,736
End of period	$98,080	$70,439

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,689	$3,057
Cash paid for income taxes	$4,665	$707

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(163)	$(483)
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$967

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2023	2022

GAAP cost of revenue	$16,209	$14,263
Stock-based compensation expense and related employer-paid payroll taxes	(336)	(324)
Amortization of acquired technologies	(456)	(982)
Restructuring costs and other	(9)	(7)
Non-GAAP cost of revenue	$15,408	$12,950

GAAP gross profit	$83,609	$76,597
Stock-based compensation expense and related employer-paid payroll taxes	336	324
Amortization of acquired technologies	456	982
Restructuring costs and other	9	7
Non-GAAP gross profit	$84,410	$77,910

GAAP sales and marketing expense	$32,563	$31,054
Stock-based compensation expense and related employer-paid payroll taxes	(3,542)	(2,987)
Non-GAAP sales and marketing expense	$29,021	$28,067

GAAP research and development expense	$18,810	$15,385
Stock-based compensation expense and related employer-paid payroll taxes	(1,990)	(1,547)
Restructuring costs and other	(638)	(40)
Non-GAAP research and development expense	$16,182	$13,798

GAAP general and administrative expense	$17,348	$17,629
Stock-based compensation expense and related employer-paid payroll taxes	(4,748)	(3,926)
Acquisition related costs	(269)	—
Restructuring costs and other	20	(25)
Spin-off costs	(230)	(534)
Non-GAAP general and administrative expense	$12,121	$13,144

GAAP operating income	$14,324	$11,068
Amortization of acquired technologies	456	982
Amortization of acquired intangibles	564	1,461
Stock-based compensation expense and related employer-paid payroll taxes	10,616	8,784
Acquisition related costs	269	—
Restructuring costs and other	627	72
Spin-off costs	230	534
Non-GAAP operating income	$27,086	$22,901
GAAP operating margin	14.4%	12.2%
Non-GAAP operating margin	27.1%	25.2%

GAAP net income	$3,539	$5,101
Amortization of acquired technologies	456	982
Amortization of acquired intangibles	564	1,461
Stock-based compensation expense and related employer-paid payroll taxes	10,616	8,784
Acquisition related costs	269	—
Restructuring costs and other	627	72
Spin-off costs	230	534
Tax benefits associated with above adjustments (1)	(1,327)	(1,337)
Non-GAAP net income	$14,974	$15,597

GAAP diluted earnings per share	$0.02	$0.03
Non-GAAP diluted earnings per share	$0.08	$0.09

Shares used in computation of diluted earnings per share:	183,191	180,184
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three months ended March 31, 2023, and 2022, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022

Net income	$3,539	$5,101
Amortization	1,997	3,143
Depreciation	3,670	3,195
Income tax expense	4,573	3,500
Interest expense, net	7,200	3,526
Unrealized foreign currency losses (gains)	25	(825)
Acquisition related costs	269	—
Spin-off costs	230	534
Stock-based compensation expense and related employer-paid payroll taxes	10,616	8,784
Restructuring costs and other	627	72
Adjusted EBITDA	$32,746	$27,030
Adjusted EBITDA margin	32.8%	29.7%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2023	2022	Growth Rate

GAAP subscription revenue	$97,442	$88,635	9.9%
Estimated foreign currency impact (1)	2,897	—	3.3
Non-GAAP subscription revenue on a constant currency basis	$100,339	$88,635	13.2%

GAAP other revenue	$2,376	$2,225	6.8%
Estimated foreign currency impact (1)	41	—	1.8
Non-GAAP other revenue on a constant currency basis	$2,417	$2,225	8.6%

GAAP subscription and other revenue	$99,818	$90,860	9.9%
Estimated foreign currency impact (1)	2,938	—	3.2
Non-GAAP subscription and other revenue on a constant currency basis	$102,756	$90,860	13.1%
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(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three months ended March 31, 2023.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022

Net cash provided by operating activities	$10,631	$13,130
Capital expenditures (1)	(5,615)	(3,845)
Free cash flow	5,016	9,285
Cash paid for interest, net of cash interest received	6,689	3,057
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	2,157	1,175
Unlevered free cash flow	$13,862	$13,517
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(1) Includes purchases of property and equipment and purchases of intangible assets.